WARRANT AGREEMENT
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                      KESTREL ENERGY, INC.

                              AND

           AMERICAN SECURITIES TRANSFER & TRUST, INC.
                         Warrant Agent

                        January 18, 2000

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     THIS AGREEMENT (the "Agreement") is dated as of January 18, 2000, between KESTREL ENERGY, INC., a Colorado corporation (the "Company"), and AMERICAN SECURITIES TRANSFER & TRUST, INC., a Colorado corporation (the "Warrant Agent").

     WHEREAS, on January 18, 2000 (the "Warrant Dividend Declaration Date"), the Board of Directors authorized and declared a dividend distribution of 10 warrants ("Warrant") for every 100 shares of common stock, no par value per share ("Common Stock") held by holders of the Company's Common Stock, outstanding at the close of business on February 4, 2000 (the "Record Date"), and each Warrant entitles the holder to purchase one share of the Company's Common Stock at $3.125 per share;

     WHEREAS, the Company desires to provide for issuance of certificates (the "Warrant Certificates") representing the Warrants; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer and exchange of Warrant
Certificates and exercise of the Warrants.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, it is agreed that:

     1. WARRANTS/WARRANT CERTIFICATES. Shareholders will receive 10 Warrants for every 100 shares of Common Stock held of record by a shareholder on the Record Date. Each Warrant will entitle the registered holder of such Warrant to purchase from the Company one share of Common Stock at $3.125 per share (the "Exercise Price"), subject to adjustment as provided for in Section 8 hereof. The Company will not issue Warrants in increments of less than 10 Warrants per 100 shares of Common Stock, but the Company, in lieu of issuing Warrants in increments of less than 10 Warrants, shall round up or down to the nearest 100 shares held by each shareholder on the Record Date. No Warrants will be issued to shareholders holding less than 100 shares on the Record Date.

          Hereinafter, unless the context indicates otherwise, as used herein the words "Registered Warrant Holders" will mean the holders of the Warrants, the word "Warrants" will mean the Warrants, and the words "Warrant Shares" will mean the Company's securities issuable upon exercise of the Warrants. Unless changed pursuant to Section 8 hereof, the Warrant Shares will consist of the Company's Common Stock. A copy of the form of Warrant Certificate for the Warrants is attached hereto as Exhibit A.

          Warrant Certificates representing the right to purchase Warrant Shares shall be executed by the Company's President and attested to by the Company's Secretary or Assistant Secretary and delivered to the Warrant Agent upon execution of this Agreement. The Warrant Certificates shall be distributed among the shareholders of the Company as soon as practicable following the Record Date of February 4, 2000.

          Subject to the provisions of Sections 3, 5, 6,7 and 8, the Warrant Agent shall deliver Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted under this Agreement. No Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued on or after the initial issuance date, upon the exercise of any Warrants, to evidence the unexercised Warrants held by the exercising Registered Holder, and (iii) Warrant Certificates issued after the initial issuance date, upon any transfer or exchange of Warrant Certificates or replacements of lost or mutilated Warrant Certificates.

     2. FORM AND EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be substantially in the form attached as Exhibit A.
The Warrant Certificates shall be dated as of the date of their issuance, whether on initial issuance, transfer or exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

          Each such Warrant Certificate shall be numbered serially with the letter "W" appearing on each Warrant Certificate.

          The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event any officer of the Company who executed the Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

     3. EXERCISE. Subject to the provisions of Sections 4, 7 and 8, the Warrants, when evidenced by a Warrant Certificate, may be exercised at a price (the "Exercise Price") set forth in Section 1 hereof, on the basis of one Warrant for one share of Common Stock in whole or in part at any time during the period (the "Exercise Period") commencing on the effective date of the Company's Form S-3 registration statement covering the Warrant Shares and terminating on February 4, 2001 (the "Expiration Date"). A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (the "Exercise Date") of the surrender for exercise of the Warrant Certificate. The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and will be delivered together with payment to the Warrant Agent at 12039 West Alameda Parkway, Suite Z-2, Lakewood, CO 80228, in cash or by official bank or certified check, of an amount equal to the aggregate Exercise Price, in lawful money of the United States of America, made payable to Kestrel Energy, Inc. If payment is submitted in the form of a an uncertified non-bank check, the Warrant Agent shall have no obligation to issue shares of Common Stock until it has received collected funds.

          The person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date, provided, however, the Warrant Shares may be issued otherwise as provided herein. The Warrant Agent shall, at such time, verify that all of the conditions precedent to the issuance of Warrant Shares set forth in
Section 4 are satisfied as of the Exercise Date. If any one of the conditions precedent set forth in Section 4 is not satisfied as of the Exercise Date, the Warrant Agent shall request written instructions from the Company as to whether to return the Warrant and Exercise Price to the exercising Registered Holder or to hold the same until all such conditions have been satisfied. The Company shall not be obligated to issue any fractional share interests in Warrant Shares issuable or deliverable on the exercise of any Warrant or scrip or cash therefor and such fractional shares shall be of no value whatsoever. If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full Warrant Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full Warrant Shares issuable on such exercise.

          Within five business days after the Exercise Date and in any event prior to the pertinent Expiration Date, pursuant to a Stock Transfer Agreement between the Company and the Warrant Agent, the Warrant Agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered on exercise of any Warrant. The Warrant Agent shall promptly notify the Company in writing of any exercise and of the number of Warrant Shares delivered and shall cause payment of the Exercise Price to be promptly forwarded to the Company and in no event less than three (3) business days after receipt thereof.

          Expenses incurred by the Warrant Agent while acting in the capacity as Warrant Agent will be paid by the Company. A detailed accounting statement relating to the number of Warrants exercised, the identity of the persons exercising, the amount of exercised funds remitted, and amount due to Warrant Agent for expenses incurred, will be given to the Company with the payment of each exercise amount, for payment by the Company within 15 days. This will serve as an interim accounting for the Company's use during the Exercise Period. A complete accounting will be made by the Warrant Agent to the Company concerning all persons exercising Warrants, the number of Warrant Shares issued and the amounts paid at the completion of the Exercise Period.

          The Company may deem and treat the Registered Holder of the Warrants at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock unless the holder shall have exercised the Warrants and purchased the Warrant Shares prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

     4. RESERVATION OF SHARES AND PAYMENT OF TAXES. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of Warrant Shares as shall then be issuable on the exercise of all outstanding Warrants. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

          The Company and the Warrant Agent acknowledge that the Company will file a Registration Statement on Form S-3, pursuant to the Securities Act of 1933, as amended (the "Act"), covering the Warrants and the Warrant Shares, as soon as practicable following the initial distribution of the Warrants. No Warrant shall be exercisable until such time as the Company has provided written notice to all Registered Holders of the effective date of the Registration Statement. The Company shall have the authority to suspend the exercise of all Warrant Shares, until such registration or approval shall have been obtained; but all Warrants, the exercise of which are requested during any such suspension, shall be exercisable at the Exercise Price.

          The Company shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect of the issuance of the Warrants, or the issuance or delivery of any Warrant Shares on exercise of the Warrants. In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate, or if any Warrant Shares are requested to be transferred, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

          In the event the Warrant Agent ceases to also serve as the stock transfer agent for the Company, the Warrant Agent is irrevocably authorized to requisition the Company's new transfer agent from time to time for Certificates of Warrant Shares required upon exercise of the Warrants, and the Company will authorize such transfer agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its new transfer agent, for shares of Common Stock or other capital stock issuable upon exercise of the Warrants and of each successor transfer agent.

     5. REGISTRATION OF TRANSFER. The Warrants may not be sold, transferred, assigned, pledged or hypothecated, in whole or in part, prior to the effective date of the registration statement covering the resale of the Warrants, unless an exemption from the registration requirements of the Act and any applicable state securities laws is available, the availability of which must be established to the reasonable satisfaction of the Company and its counsel, and except by will or operation of law. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its principal office. The Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the holder making the transfer shall be entitled to receive.

          The Warrant Agent shall keep transfer books at its principal office which shall register Warrant Certificates and the transfer thereof. On due presentment for registration of transfer of any Warrant Certificate at such office, the Warrant Agent shall notify the Company of such request for transfer, and shall not effect such transfer unless and until authorized by the Company. If authorized by the Company, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants. All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company and the Warrant Agent. At the time of transfer, the Holder shall pay the transfer fee. The Company may require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.

          All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of the agency created by this Agreement. Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent), and the parties hereto shall not be affected by any notice to the contrary.

     6. LOSS OR MUTILATION. On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company and Warrant Agent in such amount as is customary for lost securities. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and canceled by the Warrant Agent prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

     7.   REDEMPTION OF WARRANTS.   The Warrants are subject to redemption
by the Company at $0.01 per Warrant, at any time prior to their expiration, on not less than 30 days' prior written notice to the holders of Warrants, provided that the closing bid price per share of Common Stock has been in excess of $3.75 (subject to adjustment), for the period of at least five consecutive trading days ending on the trading day prior to the date upon which the notice of redemption is given. The Warrants will be exercisable until the close of the business day preceding the date fixed in the notice for redemption. Notwithstanding the foregoing, the Company will not be entitled to call any of the Warrants for redemption or redeem any of the Warrants at a time when the Company has not maintained a current registration statement as described in Section 4 hereof. On the date the redemption is effective (the "Redemption Date"), the Warrant Holders of record of redeemed Warrants shall be entitled to payment of the Redemption Price upon surrender of such redeemed Warrants to the Company at the principal office of the Warrant Agent.

     (b) Notice of redemption of any Warrants shall be given by mailing, by registered or certified mail, return receipt requested, a copy of such notice to all of the affected Warrant Holders of record as of two days prior to the mailing date at their respective addresses appearing on the books or transfer records of the Company or such other address designated in writing by the Warrant Holder of record to the Warrant Agent not less than 30 days prior to the Redemption Date and shall be effective upon receipt.

     (c) Notwithstanding any other provision of this Agreement, from and after the Redemption Date, all rights of the affected Warrant Holders (except the right to receive the Redemption Price) shall terminate, but only if (i) on or prior to the Redemption Date the Company shall have irrevocably deposited with the Warrant Agent, as paying agent, a sufficient amount to pay on the Redemption Date the Redemption Price for all Warrants called for redemption and (ii) the notice of redemption shall have stated the name and address of the Warrant Agent and the intention of the Company to deposit such amount with the Warrant Agent on or before the Redemption Date.

     (d) The Warrant Agent shall pay to the Warrant Holders of record of redeemed Warrants all monies received by the Warrant Agent for the redemption of Warrants to which the Warrant Holders of record of such redeemed Warrants are entitled under the provisions of this Agreement.

     (e) Any amounts deposited with the Warrant Agent which are not required for redemption of the Warrants may be withdrawn by the Company. Any amounts deposited with the Warrant Agent which shall be unclaimed after six (6) months after the Redemption Date may be withdrawn by the Company, and thereafter the Warrant Holders of the Warrants called for redemption for which such funds were deposited shall look solely to the Company for payment. The Company shall be entitled to the interest, if any, on funds deposited with the Warrant Agent, and the Warrant Holders of redeemed Warrants shall have no right to any such interest.

     (f) If the Company fails to make a sufficient deposit with the Warrant Agent as provided above, the Warrant Holders of any Warrants called for redemption may at the option of the Warrant Holder (i) by notice to the Company declare the notice of redemption a nullity, or (ii) maintain an action against the Company for the Redemption Price. If the Warrant Holder brings such an action the Company will pay reasonable attorneys' fees of the Warrant Holder. If the Warrant Holder fails to bring an action against the Company for the Redemption Price within ninety
(90) days after the Redemption Date, the Warrant Holder shall be deemed to have elected to declare the notice of redemption to be a nullity and such notice shall be without any force or effect.

     8. ADJUSTMENT OF EXERCISE PRICE AND WARRANT SHARES. After each adjustment of the Exercise Price pursuant to this Section 8, the number of Warrant Shares purchasable upon the exercise of each Warrant shall be the number receivable upon exercise thereof prior to such adjustment multiplied by a fraction, the numerator of which shall be the original Exercise Price as defined in Section 3 above and the denominator of which shall be such adjusted Exercise Price. The Exercise Price shall be subject to adjustment as set forth below:

          (a)(i) In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class),
(B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price in effect immediately prior to such action shall be adjusted so that the Registered Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection, the Registered Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Warrant Agent) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

          (ii) In any case in which this Section 8(a) shall require that an adjustment to the Exercise Price be made immediately following a record date, the Company may elect to defer (but only until five business days following the filing by the Company with the Warrant Agent of the certificate of independent public accountants described in subsection (i) of Section 8(d)) issuing to the holder of any Warrants exercised after such record date the shares of Common Stock and other capital stock of the Company issuable upon such exercise over and above the shares of Common Stock and other capital stock of the Company issuable upon such exercise on the basis of the Exercise Price prior to adjustment.

          (iii) No adjustment in the Exercise Price shall be required to be made unless such adjustment would require an increase or decrease of at least $.01; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest one-tenth of one cent or to the nearest one-tenth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of any Warrant. Fractional shares shall be rounded to the nearest whole share.

          (b) In case of any reclassification or change of Warrant Shares (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then Warrant Shares (other than a change in par value or from par value to no par value or from no par value to par value) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and the Company or its successors shall forthwith file at the principal office of the Warrant Agent a statement setting forth such provisions signed by (1) its Chairman of the Board or Vice Chairman of the Board or President or a Vice President and (2) by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provisions. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8(a). The above provisions of this Section 8(b) shall similarly apply to successive reclassification and changes of Warrant Shares and to successive consolidations, mergers, sales or conveyances.

          (c) Before taking any action which could cause an adjustment reducing the Exercise Price below the then par value of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at such adjusted Exercise Price.

          (d)(i) Upon any adjustment of the Exercise Price required to be made pursuant to this Section 8, the Company within 30 days thereafter shall (A) cause to be filed with the Warrant Agent a certificate of a firm of independent accountants setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (B) cause to be mailed to each of the Registered Holders of the Warrant Certificates written notice of such adjustment. Where practical, such notice shall be given in advance and included as a part of the notice required to be mailed under the provisions of subsection 8(d)(ii).

          (ii)  In case at any time:

                    (A) The Company shall declare any dividend upon its Common Stock payable otherwise than in cash; or

                    (B) The Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or

                    (C) There shall be any capital reorganization or reclassification, or split or combination, of the capital stock of the Company, or a sale of all or substantially all of the shares of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then Warrant Shares issuable upon exercise of the Warrants other than a change in par value or from par value to no par value or from no par value to par value); or

                    (D) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to each of the Registered Holders of the Warrant Certificates, at the earliest practicable time (and, in any event, not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Warrants. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Warrants shall terminate).

          (iii) Without limiting the obligation of the Company to provide notice to the Registered Holders of the Warrant Certificates of corporate actions hereunder, it is agreed that the failure of the Company to give notice shall not invalidate such corporate action of the Company.

          (e) Other than in the situations provided for in Section 8(a)(i) or (b), in case the Company shall, while any part of the Warrants remain unexercised and in force, issue or sell shares of its Common Stock for a consideration per share (before deduction of expenses or commissions or underwriting discounts or allowance in connection therewith) less than the fair market value of such Common Stock, as determined by the Board of Directors, then after the date of such issuance, the Exercise Price shall be reduced to an amount equal to the purchase price of such newly issued shares. No adjustment to the exercise price of the Warrants will be made for dividends (other than dividends in the form of the Company's stock), if any, paid on the Common Stock, or for the issuance of restricted securities in connection with acquisitions by the Company, the grant of stock options to persons covered by the Company's Stock Option Plan, or any subsequent incentive stock option plan duly adopted by the Company's Board of Directors.

     9. REDUCTION IN EXERCISE PRICE OR EXTENSION OF TERM AT COMPANY'S OPTION. In addition to any adjustments made to the Exercise Price pursuant to Section 8, the Company's Board of Directors may, at its sole discretion, reduce the Exercise Price of the Warrants in effect at any time either for the life of the Warrants or any shorter period of time determined by the Company's Board of Directors or extend the exercise period of the Warrants for one or more periods of time aggregating up to two (2) years after the expiration of the original exercise period on February 4, 2001. The Company shall promptly notify the Warrant Agent and the Registered Holders of any such reductions in the Exercise Price.

     10. DUTIES, COMPENSATION AND TERMINATION OF WARRANT AGENT. The Warrant Agent shall act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of the Warrant Shares or other property delivered on exercise of any Warrant. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of the Warrant Certificates to make or cause to be made any adjustment of the Exercise Price or to determine whether any fact exists which may require any such adjustments.

          The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement except for its own negligence or willful misconduct, or (iii) be liable for any act or omission in connec tion with this Agreement except for its own negligence or willful misconduct.

          The Company agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities which the Warrant Agent may incur in connection with the delivery of copies of the Company's prospectus to exercising Registered Holders upon the exercise of any Warrants as set forth in Section 4.

          The Warrant Agent may at any time consult with counsel satisfactory to it (which may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accordance with the opinion or advice of such counsel. Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its President and attested by its Secretary or Assistant Secretary. The Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, order or demand.

          The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses. The Company further agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

          The Warrant Agent may resign its duties or the Company may terminate the Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), on 30 days' prior written notice to the other party. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate. On such resignation or termination the Company shall appoint a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of the resignation by the Warrant Agent, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent.

          After acceptance in writing of an appointment of a new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new warrant agent with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

          Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent shall be a successor Warrant Agent under this Agreement, provided that such corporation is eligible for appointment as a successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate. No further action shall be required for establishment and authorization of such successor warrant agent.

          The Warrant Agent, its officers or directors and its sub sidiaries or affiliates may buy, hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     11. MODIFICATION OF AGREEMENT. The Warrant Agent and the Company may from time to time supplement or amend this Agreement without the approval of any Registered Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable.

     12. NOTICES. All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, facsimile, telegram or cable to, in the case of the Company:

          Kestrel Energy, Inc.
          999 18th Street, Suite 2490
          Denver, Colorado  80202

with a copy to:

          S. Lee Terry, Jr.
          Gorsuch Kirgis LLP
          1515 Arapahoe Street, Tower 1 Suite 1000
          Denver, Colorado 80202

and in the case of the Warrant Agent:

          American Securities Transfer & Trust, Inc.
          12039 West Alameda Parkway, Suite Z-2
          Lakewood, Colorado 80228

with a copy to:

          Patrick J. Russell, Esq.
          Patrick J. Russell PC
          1600 Broadway Suite 2350
          Denver, Colorado 80202


and if to the Registered Holder of a Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant Agent.

     13. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

     14. FURTHER INSTRUMENTS. The parties shall execute and deliver any and all such other instruments and shall take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

     15. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable, or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

     16. WAIVER. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to act or occurrence shall not be deemed to be a consent to any other action or occurrence.

     17. GENERAL PROVISIONS. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provisions hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     18. TERMINATION. This Agreement shall terminate at the close of business on the Expiration Date or such earlier date upon which all Warrants have been exercised; provided, however, that if exercise of the Warrants is suspended pursuant to Section 4 and such suspension continues past the Expiration Date, this Agreement shall terminate at the close of business on the business day immediately following the expiration of such suspension.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                   KESTREL ENERGY, INC.
ATTEST:


By:/s/Mark A. Boatright            By:/s/Timothy L. Hoops
   Mark A. Boatright, Secretary      Timothy L. Hoops, President


                                   AMERICAN SECURITIES TRANSFER &
                                   TRUST, INC.
                                  Warrant Agent


                                   By:/s/Kathy Heagerty
                                   Authorized Officer


                                   /s/Steve King


                                 EXHIBIT A


THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE EXERCISED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, COVERING THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE EXERCISE OF THIS WARRANT IS IN EFFECT AND CURRENT AT THE TIME OF EXERCISE OR UNLESS THE ISSUANCE OF SHARES OF COMMON STOCK UPON ANY EXERCISE IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND UNDER APPLICABLE STATE SECURITIES LAWS.

                           KESTREL ENERGY, INC.

                     WARRANT TO PURCHASE COMMON STOCK
No. W-----
                                                          CUSIP ------

     This Warrant Certificate certifies that             , the registered
holder hereof, or registered assigns ("the Registered Holder") is entitled to purchase from Kestrel Energy, Inc., a Colorado corporation (the "Company"), subject to the terms and conditions hereof and of the Warrant Agreement referred to below, at any time on or after the effective date of the Company's registration statement as filed with the Securities and Exchange Commission which includes the shares underlying the Warrants, and until the close of business on February 4, 2001, at the purchase price of $3.125 (the "Exercise Price"), the number of shares of common stock, no par value, of the Company (the "Common Stock") which is initially equal to
the number of Warrants set forth above.   The number of shares purchasable
upon exercise of these Warrants and the Exercise Price per Warrant shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below, and these Warrants are subject to redemption by the Company at $0.01 per Warrant, at any time prior to their expiration, on not less than 30 days' prior written notice to the holders of Warrants, provided that the daily trading price per share of Common Stock has been at least $3.75 (120% of the Warrant exercise price) for a period of at least five consecutive trading days ending the trading day prior to the date upon which the notice of redemption is given, as more specifically described in the Warrant Agreement. During the 30-day period immediately following the giving of such notice, the Registered Holders shall have the right to exercise the Warrants so held by them. Upon expiration of such 30-day period, all rights of the Registered Holders shall terminate, other than the rights to receive the redemption price, without interest.

     These Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side [attached] hereof duly executed and simultaneous payment of the Exercise Price (subject to adjustment) made payable to Kestrel Energy, Inc. at the principal office of American Securities Transfer & Trust, Inc. (the "Warrant Agent"). Payment of such price shall be made at the option of the Registered Holder hereof in cash, by certified or official bank check or any combination thereof.

     These Warrants are part of a duly authorized dividend distribution of one Warrant for every ten shares of outstanding Common Stock held of record by the Company's shareholders at the close of business on February 4, 2000, and issued under and in accordance with a Warrant Agreement dated as of January 18, 2000, between the Company and the Warrant Agent and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Registered Holder of these Warrants by acceptance hereof consents. The Registered Holder hereof upon written request to the Warrant Agent may obtain a copy of the Warrant Agreement for inspection.

     Upon any partial exercise of these Warrants, there shall be countersigned and issued to the Registered Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which these Warrants shall not have been exercised. These Warrants may be exchanged at the office of the Warrant Agent by surrender of these Warrants properly endorsed either separately or in combination with one or more other Warrants for one or more new Warrant Certificates entitling the Registered Holder thereof to purchase the same aggregate number of shares as were purchasable on exercise of these Warrants. The Company shall not be required to issue fractions of Warrants upon any such adjustment or to issue fractions of shares upon the exercise of any Warrants upon any such adjustment, in accordance with the Warrant Agreement. These Warrants are transferable at the office of the Warrant Agent in Lakewood, Colorado in the manner and subject to the limitations set forth in the Warrant Agreement. The Warrants may not be sold, transferred, assigned, pledged or hypothecated, in whole or in part, prior to the effective date of the Company's registrations statement covering the resale of the Warrants, unless an exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws is available, the availability of which must be established to the reasonable satisfaction of the Company and its counsel, and except by will or operation of law. The Registered Holder hereof, until the transfer has been recorded on the books of the Company, may be treated by the Company, the Warrant Agent, and all other persons dealing with these Warrants as the absolute owner hereof for any purpose and as the person entitled to exercise the right represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding.

     These Warrants do not entitle any Registered Holder hereof to any of the rights of a shareholder of the Company.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated: --------------------        KESTREL ENERGY, INC.


----------------------------       By:-----------------------------
Mark A. Boatright, Secretary         Timothy L. Hoops, President

                                     AMERICAN SECURITIES TRANSFER &
                                     TRUST, INC.
                                     Warrant Agent


                                     By:--------------------------
                                        ----------------, President

                           KESTREL ENERGY, INC.

                    TRANSFER FEE $20.00 PER CERTIFICATE

     This Warrant Certificate, when surrendered to the Warrant Agent at its principal office by the Warrant Holder, in person or by attorney duly authorized in writing in the manner and subject to the limitations provided in the Warrant Agreement, may be exchanged upon payment of $20.00 per certificate or certificates of like tenor and evidencing in the aggregate number of Warrants, subject to any adjustments made in accordance with the provisions of the Warrant Agreement.

     The Company and the Warrant Agreement may deem and treat the registered holder hereof as the absolute owner of this Warrant certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. No Warrant Holder, as such, shall have any rights of a shareholder of the Company, either at law or at equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in the Warrant Agreement and in the Warrant Certificate.

     The Exercise Price is subject to adjustment if the Company shall prior to the exercise of any Warrants, effect one or more stock splits, stock dividends, or other increases or reductions of the number of shares of its no par value common stock outstanding without receiving compensation therefor in money, services or property.

     The Company shall not be required to issue fractions of Warrants upon any such adjustment or to issue fractions of shares upon issuance of any Warrants after any such adjustment, but the Company, in lieu of issuing any such fractional interest, shall round up or down to the nearest whole Warrant.


                                ASSIGNMENT


        (For of Assignment to be Executed if the Registered Holder
              Desires to Transfer Warrants Evidenced Hereby)

     FOR VALUE RECEIVED ------------------- hereby sells, assigns and transfers to ---------------------------- (please print name and address including zip codes) Warrants represented by this Warrant Certificate, and does hereby irrevocably constitute and appoint ----------------- Attorney to transfer the said Warrants on the books of the Warrant Agent with full power of substitution.

Dated:---------------                   ------------------------------
                                                  Signature

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

Medallion Signature Guaranteed:------------------------------


                                 EXERCISE

         (Form of Exercise to be Executed if the Registered Holder
              Desires to Exercise Warrants Evidenced Hereby)

To Kestrel Energy, Inc.:

     The undersigned hereby irrevocably elects to exercise ---------- Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, ---------- full shares of Common Stock issuable upon exercise of said Warrants and delivery of $--------- and any applicable taxes.

     The undersigned requests that certificates for such shares be issued in the name of:
                                        PLEASE INSERT SOCIAL SECURITY OR
                                        TAX IDENTIFICATION NUMBER

-------------------------------         --------------------------------
(Please print name and address)

-------------------------------         --------------------------------

-------------------------------         --------------------------------


     If said number of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

------------------------------------------------------------------------
                      (Please print name and address)
------------------------------------------------------------------------

------------------------------------------------------------------------

Dated:-------------------------         Signature: ---------------------

NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Medallion Signature Guaranteed:  ---------------------------

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.